Exhibit 10.1

MOMENTA PHARMACEUTICALS, INC.	675 WEST KENDALL STREET	T: 617.491.9700 F: 617.621.0431
	CAMBRIDGE, MA 02142	WWW.MOMENTAPHARMA.COM

August 3, 2005

Dr. Robert S. Langer, Jr.

98 Montvale Road

Newton, MA 02459

Dear Mr. Langer:

Reference is made to the Consulting Agreement dated July 23, 2001 between Momenta Pharmaceuticals, Inc. (formerly Mimeon, Inc.) (“Momenta”), and you, as extended by the June 23, 2003 and July 2, 2004 letter agreements (collectively, the “Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.  The parties hereby amend the Agreement as follows:

1.  Pursuant to Section 1 of the Agreement, Company and Consultant hereby agree to extend the term of the Agreement for one additional year, effective from July 23, 2005 through July 22, 2006 (the “Renewal Period”).

2.  Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:  “Services.  Consultant shall provide technical and strategic consulting services in connection with various Momenta programs as may be reasonably requested by the Company from time to time.”

3.  Section 3.1 of the Agreement is hereby amended by deleting the definition of “Field of Interest” and replacing it with the following:  “The term ‘Field of Interest’ shall mean the field of complex mixtures, sequencing, chemical, enzymatic or biological synthesis, production or modification of linear and branched sugars and glycoconjugates.”

4.  Section 8 of the Agreement is hereby amended by deleting the second sentence and replacing it with the following:  “In addition, during the Renewal Period and for a period of one (1) year thereafter, Consultant shall not, without the prior written consent of the Chief Executive Officer of Momenta, which shall not be unreasonably withheld, perform consulting services in the Field of Interest for or on behalf of any business enterprise.”

All other terms and conditions of the Agreement shall remain in full force and effect during the Renewal Period.

If the foregoing is in conformity with your understanding, please sign both copies of this letter agreement and return one fully-executed original to me.

Very truly yours,

/s/ Alan L. Crane
Alan L. Crane
President and Chief Executive Officer

Agreed and accepted:

By:	/s/ Robert S. Langer, Jr.
Robert S. Langer, Jr.

Date:	August 8, 2005